    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2001
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 VALENTIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                              94-3156660
(STATE OR OTHER JURISDICTION OF                               (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


                             ----------------------

                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                             ----------------------

                   VALENTIS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                             BENJAMIN F. MCGRAW, III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 VALENTIS, INC.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010
                                 (650) 697-1900

                             ----------------------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                             ----------------------

-------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED         PROPOSED
                  TITLE OF                         AMOUNT           MAXIMUM           MAXIMUM         AMOUNT OF
              SECURITIES TO BE                     TO BE            OFFERING         AGGREGATE      REGISTRATION
                 REGISTERED                    REGISTERED (1)      PRICE PER         OFFERING            FEE
                                                                   SHARE (2)         PRICE (2)
--------------------------------------------- ----------------- ----------------- ---------------- ----------------
Common Stock, par value $.001 per share           200,000             $6.5625       $1,312,500          $329
--------------------------------------------- ----------------- ----------------- ---------------- ----------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for 200,000 shares based on the average ($6.5625) high ($6.875) and low ($6.25) prices for the Registrant's Common Stock as reported on the Nasdaq National Market on January 11, 2001.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Employee Stock Purchase Plan.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                 Total Pages 8
                            Exhibit Index on Page 5

                                     PART I

        The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").



                                     PART II

         On November 7, 1997, the Registrant filed a Registration Statement on Form S-8 relating to shares of common stock to be offered and sold under the Employee Stock Purchase Plan (File No. 333-39795). Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement are hereby incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.


ITEM 8.  EXHIBITS

         See Index to Exhibits on page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on January 19, 2001.

                                 VALENTIS, INC.



                           By:   /s/ Benjamin F. McGraw, III
                              --------------------------------------------
                                 Benjamin F. McGraw, III
                                 Chairman, Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Benjamin F. McGraw, III, and Bennet L. Weintraub, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                  SIGNATURES                                       TITLE                               DATE
-------------------------------------------     -------------------------------------------    --------------------

       /s/ Benjamin F. McGraw, III               Chairman, Chief Executive Officer and           January 19, 2001
-------------------------------------------      President
         Benjamin F. McGraw, III                 (Principal Executive Officer)

       /s/ Bennet L. Weintraub                   Vice President, Finance and Chief               January 19, 2001
-------------------------------------------      Financial Officer (Principal Financial and
       Bennet L. Weintraub                       Accounting Officer)

       /s/ Patrick G. Enright                    Director                                        January 19, 2001
-------------------------------------------
       Patrick G. Enright

       /s/ Raju Kucherlapati                     Director                                        January 19, 2001
-------------------------------------------
       Raju Kucherlapati

                                                 Director
-------------------------------------------
       Mark McDade

       /s/ Bert W. O'Malley                      Director                                        January 19, 2001
-------------------------------------------
       Bert W. O'Malley

       /s/ Arthur M. Pappas                      Director                                        January 19, 2001
-------------------------------------------
       Arthur M. Pappas

       /s/ Gillian E. Francis                    Director                                        January 19, 2001
-------------------------------------------
       Gillian E. Francis

       /s/ Stanley T. Crooke                     Director                                        January 19, 2001
-------------------------------------------
       Stanley T. Crooke

                                INDEX TO EXHIBITS

EXHIBIT
-------
4.1*                 Employee Stock Purchase Plan

4.2                  Amendment to Employee Stock Purchase Plan

5.1                  Opinion of Latham & Watkins

23.1                 Consent of Ernst & Young LLP

23.2                 Consent of Latham & Watkins (included in Exhibit 5.1)

24.1                 Power of Attorney (included in the signature page to this Registration Statement)



---------
* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 33-32593), filed with the SEC on July 31, 1997.